EXHIBIT-99.10


                               FIRST AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

         THIS  FIRST   AMENDMENT   TO   AGREEMENT   AND  PLAN  OF  MERGER  (this
"Amendment"), dated as of August 9, 1999, is entered into by and among SW Acquisition, L.P., a Texas limited partnership ("Parent"), ST Acquisition Corp., a Texas corporation ("Sub"), and TNP Enterprises, Inc., a Texas corporation (the "Company"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to them in the Agreement (as defined below).

                                    RECITALS

         WHEREAS, the parties entered into that certain Agreement and Plan of Merger, dated as of May 24, 1999 (the "Agreement"); and


         WHEREAS, Parent and the respective Boards of Directors of the Company and Sub desire to amend the Agreement in accordance with Section 8.03 thereof by entering into this Amendment in the manner set forth below.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Agreement, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

         1.       Amendments.

         (a) Section 2.01(e)(ii) of the Agreement is hereby amended by adding the following at the end of such section:

         Notwithstanding the preceding, the Texas-New Mexico Power Company Thrift Plan for Employees shall not be terminated but shall be amended effective as of the Effective Time to prohibit the issuance or grant by the Company or any of its Subsidiaries of any interest in respect of the capital stock of the Company or any of its Subsidiaries.

         (b) Section 6.05(a) of the Agreement is hereby amended and restated in its entirety as follows:

                           6.05 Employee Benefit Plans. (a) From and after the Effective Time, Parent shall cause the Company Employee Benefit Plans in effect at the date of this Agreement (other than the Company's Equity Incentive Plan and the Company's Non-Employee Director Stock
         Plan) to remain in effect until the first anniversary of the Effective Time or, to the extent such Company Employee Benefit Plans (other than the Company's Equity Incentive Plan and the Company's Non-Employee Director Stock Plan) are not continued, Parent will cause to be maintained until such date benefit plans which are no less favorable, in the aggregate, to the employees covered by such Company Employee Benefit Plans, provided, however, that nothing contained herein shall be construed as requiring Parent or the Surviving Corporation to continue any specific plan or to grant to any person any right to acquire any equity securities of Parent, the Surviving Corporation or any of their respective Subsidiaries, or as preventing Parent or the Surviving Corporation from (a) establishing and, if necessary, seeking shareholder approval to establish, any other benefit plans in respect of all or any of the employees covered by such Company Employee Benefit Plans or any other employees, or (b) amending such Company Employee Benefit Plans (or any replacement benefit plans therefor) where required by applicable law or where such amendment is with the consent of the affected employees. From and after the Effective Time, Parent shall honor, and shall cause its Subsidiaries to honor, in accordance with its express terms, each then existing employment, change of control, severance and termination agreement between the Company or any of its Subsidiaries, and any officer, director or employee of such company, including without limitation all legal and contractual obligations pursuant to outstanding restoration plans, severance plans, bonus deferral plans, vested and accrued benefits and similar employment and benefit arrangements, policies and agreements that have been disclosed to Parent as of the date hereof and other obligations, if any, entered into in accordance with Sections 5.0l(b)(ii)(C) and
         (H). The officers and directors of the Company and its Subsidiaries are intended beneficiaries of this Section 6.05.

         2. Full Force and Effect. All other terms and provisions of the Agreement not expressly modified by this Amendment shall remain in full force and effect and are hereby expressly ratified and confirmed.

         3. Section Headings, Construction. The headings of Sections in this Amendment are provided for convenience only and will not affect its construction or interpretation. All words used in this Amendment will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         4. Counterparts. This Amendment may be executed in counterparts, each of which shall b e deemed an original for all purposes and all of which shall be deemed collectively to be one agreement, but in making proof hereof it shall be necessary to exhibit only one such counterpart.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date first written above.



                                      SW ACQUISITION, L.P.


                                      By:  SW I Acquisition GP, L.P.,
                                      as General Partner

                                      By:  SW II Acquisition, LLC,
                                      as General Partner


                                      By: /s/ William J. Catacosinos
                                          --------------------------------------
                                      Name:    William J. Catacosinos
                                      Title:   Manager


                                      ST ACQUISITION CORP.


                                      By: /s/ William J. Catacosinos
                                          --------------------------------------
                                      Name:    William J. Catacosinos
                                      Title:   Chairman, President and
                                               Chief Executive Officer


                                      TNP ENTERPRISES, INC.


                                      By: /s/ Kevern Joyce
                                          --------------------------------------
                                      Name:    Kevern Joyce
                                      Title:   Chairman, President and
                                               Chief Executive Officer